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2nd Request
Urgent Proxy Information
Please cast your vote now!
SPARTAN(registered trademark) CALIFORNIA MUNICIPAL INCOME FUND SPARTAN(registered trademark) CALIFORNIA INTERMEDIATE MUNICIPAL INCOME FUND FIDELITY CALIFORNIA INSURED MUNICIPAL INCOME FUND
Dear Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on an important proposal that affects your fund. This information described the proposal and asked for your vote on this important issue. It has been called to our attention that we have not yet received your ballot. YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. I am writing to remind you that your participation is extremely important. The shareholder meeting cannot be held until we receive a majority of the votes. If you haven't done so already, please cast your vote on the enclosed proxy card.
VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.
To cast your ballot, simply record your vote on the enclosed proxy card. You can mail your signed proxy card in the postage paid envelope, or fax your signed proxy card to 1-888-451-8683. If you choose to fax, please fax both the front and back of your card. Whether you mail or fax your card, please be sure to sign the proxy card.
If you have already voted, thank you for your prompt response. If you have any further questions, please call Fidelity at 1-800-544-8888. Thank you. We appreciate your immediate attention.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer